Exhibit 4.1



Number                                                                   Shares

                        PURADYN FILTER TECHNOLOGIES, INC.
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
COMMON STOCK                                                  CUSIP 746091 10 7

THIS CERTIFIES THAT
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is the registered Holder of _______________________________________Shares of the
Common Stock Par Value $.001 Per Share

fully paid and non-assessable, transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ____ day of _______, 20____.




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          SECRETARY                                       PRESIDENT

For Value Received _________________________ hereby sell assign and transfer unto


PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFYING NUMBER OF ASSIGNEE

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____________________________________________________________________ Shares
represented by the within Certificate, and do hereby irrevocably constitute and appoint ___________________________________________________________________
Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises. Dated __________________ 20_____

         In presence of

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